UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2015

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

GEORGIA	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 23, 2015, AGL Resources Inc., a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Southern Company (“Southern”), a Delaware corporation, and AMS Corp., a newly formed Georgia corporation that is a wholly-owned subsidiary of Southern (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Southern.

The Company’s Board of Directors (the “Company Board”) unanimously (1) adopted the Merger Agreement and determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company’s shareholders, (2) approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (3) resolved to recommend that the Company’s shareholders approve the Merger Agreement and the transactions contemplated by the Merger Agreement.

At the time the Merger becomes effective (the “Effective Time”), each share of the Company’s common stock, par value $5.00 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, will be converted automatically into the right to receive $66.00 in cash, without interest (the “Merger Consideration”).

The Merger Agreement provides that, at the Effective Time, any vested Company stock options will be converted into the right to receive a cash payment equal to the intrinsic value of such options (i.e., the Merger Consideration minus the exercise prices of such options).  Any Company restricted shares, restricted stock units and deferred stock units will be converted into the right to receive the Merger Consideration, with any applicable performance goals deemed satisfied.  Any Company performance share units will be converted into restricted stock units based on the greater of 125% of target performance and actual performance achieved as of the Effective Time, as determined by the Company.

Shareholders of the Company will be asked to vote on the approval of the Merger Agreement at a special shareholders meeting that will be held on a date to be announced. Completion of the Merger is subject to various closing conditions, including, among others (1) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock entitled to vote at such meeting, voting together as a single voting group (the “Company Shareholder Approval”), (2) the receipt of required regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and such approvals having become final orders and (3) the absence of a judgment, order, decision, injunction, ruling or other finding or agency requirement of a governmental entity prohibiting the consummation of the Merger. Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. The Merger Agreement does not contain a financing condition.

The Merger Agreement contains customary representations and warranties made by each of the Company and Southern, and also contains customary covenants and agreements, including, among others, agreements by the Company to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, to not engage in certain kinds of transactions and to convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval, and agreements by each of the parties to use their reasonable best efforts to obtain all required regulatory approvals.  The Merger Agreement provides that Southern, and, without the prior written consent of Southern, the Company will not offer, accept or commit to agree to any undertaking, condition, obligation, commitment or sanction, among others, in connection with the consummation of the Merger that, individually or in the aggregate, constitutes or would reasonably be expected to constitute a Burdensome Effect (as such term is defined in the Merger Agreement).

The Company is subject to customary “no shop” restrictions on its ability to initiate, solicit or knowingly facilitate or encourage alternative acquisition proposals. However, at any time prior to receipt of the Company Shareholder Approval, the Company may provide information to and negotiate with third parties who submit an alternative acquisition proposal that the Board has determined, after consultation with outside financial and legal advisors, is (or is reasonably likely to lead to) a Superior Proposal (as such term is defined in the Merger Agreement), and subject to certain requirements being met before such action. Further, subject to certain limitations, at any time prior to the receipt of the Company Shareholder Approval, the Board may effect a Change of Recommendation (as such term is defined in the Merger Agreement) and the Company may terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, subject to the payment by the Company to Southern of a termination fee in the amount of $201,000,000.  Such termination fee may be payable in connection with other terminations.  In certain circumstances, the Company would be required to reimburse Southern’s expenses up to $5,000,000 (which reimbursement would reduce on a dollar for dollar basis any termination fee subsequently payable by the Company).

In addition, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by August 23, 2016, which date may be extended by either party to February 23, 2017 if, on August 23, 2016, all conditions to closing other than those relating to (1) regulatory approvals or (2) the absence of legal restraints preventing consummation of the Merger (to the extent relating to regulatory approvals), have been satisfied.

Other

The Merger Agreement has been included in this filing to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and may be qualified, modified or excepted by information in a confidential disclosure letter provided in connection with the signing of the Merger Agreement. Certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement that differ from those applicable to investors and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01—Other Events.

On August 24, 2015, the Company and Southern issued a joint press release relating to the transactions contemplated by the Merger Agreement. A copy of that joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company and The Southern Company. In connection with the transaction, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available), as well as other filings containing information about AGL Resources Inc., free of charge, at the SEC’s website at www.sec.gov, or free of charge from the Company at www.aglresources.com under the tab Investor Relations/SEC Filings or by directing a request to the Company at AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 17, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks.  These forward-looking statements relate to, among other things, the expected benefits of the transaction such as efficiencies, cost savings, growth potential, and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following:  the failure to receive, on a timely basis or otherwise, the required approvals in connection with the transaction with The Southern Company by the Company’s shareholders and government or regulatory agencies (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this communication, as well as under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and security holders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 23, 2015, by and among The Southern Company, AMS Corp. and AGL Resources Inc.
99.1	Joint Press Release of The Southern Company and AGL Resources Inc., issued August 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.

By:	/s/ Andrew W. Evans
	Name:	Andrew W. Evans
	Title:	President and Chief Operating Officer

Date: August 24, 2015

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 23, 2015, by and among The Southern Company, AMS Corp. and AGL Resources Inc.
99.1	Joint Press Release of The Southern Company and AGL Resources Inc., issued August 24, 2015